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                                                                    EXHIBIT 99.1


DATE: OCTOBER 28, 2003
FOR IMMEDIATE RELEASE
CONTACT: HFB FINANCIAL CORPORATION MIDDLESBORO, KENTUCKY
         DAVID B. COOK, (606) 248-1095


HFB FINANCIAL CORPORATION PROPOSES PLAN TO TERMINATE REGISTRATION OF ITS COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION


         MIDDLESBORO, Kentucky - The Board of Directors of HFB Financial Corporation announced today that it has entered an agreement and plan of merger with a wholly-owned subsidiary that will result in the termination of the registration of its common stock with the Securities and Exchange Commission.

         Under the terms of the agreement, which is subject to shareholder approval, it is anticipated that approximately 20,589 shares, representing 1.6% of HFB Financial's outstanding common stock, will be converted into the right to receive cash. Shareholders owning less than 250 shares of the company's common stock will be entitled to receive $22.75, in cash, for each share they own at the effective time of the merger. Shareholders owning 250 shares or more will continue to hold their shares after the merger. After the merger, HFB Financial common stock will no longer be traded on the NASDAQ SmallCap Market and consequently continuing shareholders may experience increased difficulty in selling their shares. HFB Financial does anticipate, however, that quotes for its common stock will be available through the "Pink Sheets." In addition, HFB Financial will attempt to provide shareholders with liquidity following the merger by considering repurchases of its shares, subject to, among other things, the discretion of the board of directors and the financial condition and results of operations of the company.

         The proposed transaction is anticipated to reduce the number of shareholders of record to approximately 222 shareholders. As a result, HFB Financial will no longer be subject to the annual and periodic reporting and related requirements under the federal securities laws that are applicable to public companies. It is anticipated that HFB Financial will save approximately $150,000 a year, which represents its estimated cost of being a public company, through the termination of the registration of its common stock with the SEC. The Board of Directors believes that the cost of being a "public" company is not justified by the limited benefits given its lack of active trading activity. Further, the strategic vision and direction by the Board of Directors is to maintain an independent company providing financial services to its marketplace, through Home Federal Bank Corporation.

         HFB Financial plans to hold the special shareholders' meeting and to consummate the proposed transaction during the fourth quarter of this year or early next year.

         Professional Bank Services, Inc., Louisville, Kentucky, has served as financial advisor to the Board of Directors.


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         HFB Financial will file a proxy statement with the SEC providing important details of the merger agreement and the merger. HFB Financial plans to mail to each shareholder a proxy statement about the proposed transaction, and shareholders are advised to read the proxy statement carefully when it becomes available because it will contain important information. Shareholders may obtain free copies of the proxy statement (when available) and other documents filed by HFB Financial at the SEC's website, www.sec.gov. Free copies of the proxy statement will also be available from the company by directing requests to the attention of Earl Burchfield, HFB Financial Corporation, 1602 Cumberland Ave, Middlesboro, Kentucky 40965. HFB Financial, its directors and certain executive officers may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the shareholders of HFB Financial in favor of the merger agreement. Information about the directors of executive officers of HFB Financial and their ownership of HFB Financial common stock is set forth in the proxy statement for HFB Financial 2003 annual meeting of shareholders, as filed with the SEC on Schedule 14C. Additional information regarding the interests of the "participants in the solicitation" may be obtained by reading the proxy statement relating to the merger agreement and the merger when it becomes available.

         HFB Financial is a bank holding company and its banking subsidiary, Home Federal Bank Corporation, offers traditional banking services in its market area. HFB Financial is headquartered in Middlesboro, Kentucky and has four branch offices.

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